                         SUPPLEMENTAL RETIREMENT PLAN

                          FOR EXECUTIVE EMPLOYEES OF


                      NEW ENGLAND BUSINESS SERVICE, INC.






                         Effective as of July 1, 1991

                               TABLE OF CONTENTS

ARTICLE       TITLE                                          PAGE
-------       -----                                          ----

1             ESTABLISHMENT OF PLAN.......................      1

2             DEFINITIONS.................................      3

3             SERVICE.....................................      8

4             ELIGIBILITY.................................     11

5             RETIREMENT DATES............................     12

6             AMOUNT OF RETIREMENT BENEFITS...............     13

7             FORM OF BENEFITS............................     18

8             DEATH BENEFITS..............................     20

9             ACTUARIALLY EQUIVALENT BENEFITS.............     24

10            TERMINATION OF SERVICE......................     26

11            PAYMENT OF BENEFITS.........................     30

12            CONTRIBUTIONS...............................     33

13            TRUST AGREEMENT.............................     34

14            ADMINISTRATION OF THE PLAN..................     35

15            ADMENDMENTS TO OR TERMINATION OF THE PLAN...     41

16            MISCELLANEOUS...............................     43



SCHEDULE 4.01 MEMBERS.....................................     44

SCHEDULE 6.01 ANNUAL EARNINGS.............................     45

                                   ARTICLE 1
                                   ---------

                             ESTABLISHMENT OF PLAN
                             ---------------------

1.01  Name of Plan. The Plan shall be known as the Supplemental Retirement Plan
      ------------
for Executive Employees of New England Business Service, Inc.

1.02  Effective Date.  The Effective Date of the Plan is July 1, 1991.
      --------------

1.03  Purpose.  The Employer intends this Plan to provide certain retirement
      -------
income benefits (as defined herein) to certain Executive Employees (as identified from time to time on Schedule 4.01 to the Plan) of the Employer or an Affiliated Employer. Such benefits are intended to supplement a designated Member's retirement income benefits under the Employer's regular pension plan (the "Employee Plan"), by providing the Member with total retirement income based on the Member's total Service and Annual Earnings (as determined under this Plan) and without regard to the limits placed on the Member's benefits under the Employee Plan pursuant to Sections 401(a)(17) or 415 of the Code, or any comparable successor legislation.

1.04  Restricted Coverage.  Participation in this Plan shall be limited to
      -------------------
Executive Employees, so that for purposes of Title I of ERISA the Plan will at all times cover only employees who make up a select group of management or highly compensated employees whose positions with the Employer or an Affiliated Employer allow them to have a significant effect on the Employer's results of operations by the performance of services of major importance in the management, operation and development of the Employer's or of an Affiliated Employer's business.

1.05  Plan Unfunded.  This Plan is intended to be unfunded
      -------------
for purposes of (i) Title I of ERISA and (ii) taxation of vested, accrued benefits pursuant to the Code.

1.06  Reference Guide.  Wherever used in this instrument, a masculine pronoun
      ---------------
shall be deemed to include the masculine and feminine genders, and a singular word shall be deemed to include the singular and plural, in all cases where the context requires.

                                   ARTICLE 2
                                   ---------

                                  DEFINITIONS
                                  -----------

Unless otherwise defined herein or the context otherwise requires, all defined terms used in this Plan shall have the same meaning as such term is given in the Employee Plan, as from time to time amended. The following terms shall have the meanings specified below unless the context otherwise requires:

2.01 "Actuarial Equivalent" is defined in the Employee Plan as in effect on the Effective Date of this Plan.

If this Section or the relevant definition in the Employee Plan is amended at any time, the Actuarial Equivalent of a Member's accrued benefits on or after the date of change shall be determined as the greater of (1) the actuarial equivalent of the accrued benefit as of the date of change computed on the old basis, or (2) the actuarial equivalent of the total accrued benefit computed on the new basis.

2.02 "Actuary" means the actuarial consultant designated from time to time to make all actuarial computations required in connection with the Plan, and shall be the "Actuary" designated from time to time under the Employee Plan unless a different designation is then in effect under this Plan.

2.03  "Adjustment Factor" is defined in the Employee Plan.

2.04  "Affiliated Employer" is defined in the Employee Plan.

2.05  "Anniversary Date" is defined in the Employee Plan.

2.06 "Annual Earnings" means the greater of the amount, if any, specified for a Member for a calendar year in Schedule 6.01 to the Plan and the amount determined for such Member for such year pursuant to Section 2.06 of the Employee Plan without regard to the limitation imposed in the Employee Plan pursuant to Section 401(a)(17) of the Code, or any comparable successor legislation.

2.07  "Annuity Starting Date" is defined in the Employee Plan.

2.08 "Beneficiary" means any person designated by a Member to receive any benefits payable at the death of the Member, other than a Provisional Payee, and shall be the "Beneficiary" designated from time to time pursuant to the Employee Plan.

2.09  "Board of Directors" is defined in the Employee Plan.

2.10 "Change of Control" means the occurrence of a "Business Combination" (as such term is defined in Article 14 of the Employer's Certificate of Incorporation as in effect on the Effective Date of this Plan) in circumstances requiring the affirmative vote of the holders of at least eighty percent (80%) of the Employer's issued and outstanding common stock pursuant to the provisions of Article 14 of the Employer's Certificate of Incorporation as in effect on the Effective Date of this Plan.

2.11  "Covered Compensation" is defined in the Employee Plan.

2.12 "Credited Service" means the most recent period of Service with the Employer, credited as set forth in Article 3.

2.13  "Early Retirement Age" is defined in the Employee Plan.

2.14  "Employee" is defined in the Employee Plan.

2.15 "Employee Plan" means the Pension Plan for Employees of New England Business Service, Inc., as amended from time to time.

2.16  "ERISA" is defined in the Employee Plan.

2.17  "Employer" is defined in the Employee Plan.

2.18 "Executive Employee" means an Employee who has been designated by his or her Employer as an officer with senior management responsibilities.

2.19 "Final Average Earnings" means the average of a Member's five (5) highest consecutive Annual Earnings as defined in this Plan during the last ten (10) years of Credited Service preceding Normal Retirement Date or other date of termination of employment.

2.20  "Internal Revenue Code" or "Code" is defined in the Employee Plan.

2.21 "Member" means a person who is an Executive Employee and who is included in the Plan in accordance with the provisions of Article 4.

2.22  "Normal Retirement Age" is defined in the Employee Plan.

2.23 "Plan" means the Supplemental Retirement Plan for Executive Employees of New England Business Service, Inc., as stated herein and as amended from time to time.

2.24  "Plan Administrator" means the Retirement Committee.

2.25  "Plan Year" is defined in the Employee Plan.

2.26 "Retirement Committee" or "Committee" means the Committee or any successor designee or committee appointed by the Board of Directors to administer the Plan in accordance with Article 14.

2.27 "Retired Member" means a former Member who has retired and become eligible to receive retirement benefits under this Plan.

2.28  "Service" is determined in Article 3.

2.29 "Specified Form" means a form of retirement or survivor benefit (different from the forms provided for in Article 7) specified by the Retirement Committee pursuant to Article 9.

2.30 "Terminated Member" means a former Member who has ceased to be an Employee for any reason other than retirement under the Plan or death and who is eligible for a vested benefit under Article 10.

2.31 "Trust Agreement" means the agreement between the Employer and the Trustee providing for the Trust Fund.

2.32 "Trustee" means the Boston Safe Deposit and Trust Company or any successor appointed by the Employer to administer the Trust Fund.

2.33 "Trust Fund" means the cash, securities and other property held by the Trustee for purposes of paying any or all of the benefits under the Plan.

                                   ARTICLE 3
                                   ---------

                                    SERVICE
                                    -------

3.01  Service.  Service means an Employee's period of Service with the Employer.
      -------

Service shall not be deemed broken in the event of:

     (a)  Leave of Absence as defined in the Employee Plan;

     (b)  Absence in Military Service as defined in the Employee Plan;

     (c) Absence during which an Employee is receiving benefits under a Long-Term Disability Program sponsored by the Employer, or absence during which a part-time employee would qualify for long-term disability status but for his part-time status; provided, however, that the Employee also must be receiving disability under Title II of The Social Security Act for any period of such absence which is in excess of twenty-four (24) months; and

     (d)  Layoff which does not exceed one (1) year.

3.02  Credited Service.  Credited Service means an Executive Employee's period
      ----------------
of Service with the Employer, credited as set forth in the Employee Plan; provided that from and after the start of the calendar year in which an Executive Employee becomes a Member of this Plan, for purposes of this Plan (i) he shall receive one full year of Credited Service if he remains in continuous Service throughout a calendar year and (ii) he shall receive a partial year of Credited Service if he remains in Service for a portion of a calendar year (the partial year being determined by dividing the Executive Employee's number of completed months of Service during such year by
12), regardless of whether he would receive any Credited Service during such year pursuant to the Employee Plan.

3.03  Other Rules Governing Credited Service.  The rules and definitions of
      --------------------------------------
the Employee Plan for counting Service and Credited Service in case of a Break-in-Service and for reinstatement of Service and Credited Service following a Break-in-Service shall apply to a Member's Service and Credited Service under this Plan; provided that from and after the date an Executive Employee becomes a Member of this Plan, he shall not forfeit any Credited Service for purposes of this Plan so long as he remains in continuous service.

3.04  Special Service Provisions.  An Executive Employee who is a former
      --------------------------
Employee of Sycom and who became an Employee for purposes of the Employee Plan on May 31, 1987 shall be credited with Service and Credited Service for all purposes under this Plan for his employment with Sycom prior to such date, calculated under the provisions of this Article 3 based on the employment records of Sycom, provided that in no case shall Service or Credited Service credited under this Section be greater than that which would have been credited if the Service had been performed for the Employer.

                                   ARTICLE 4
                                   ---------

                                  ELIGIBILITY
                                  -----------

4.01  Eligibility Requirements.  Only Executive Employees shall be eligible to
      ------------------------
become and remain Members of the Plan. An Executive Employee shall become a Member only upon designation as a Member on Schedule 4.01 to the Plan by the Board of Directors after recommendation by the individual's Employer. A Member shall continue as a Member for the purpose of accruing additional benefits under the Plan only so long as he remains in Service as an Executive Employee.

4.02  Entry and Re-entry Into the Plan.  An Executive Employee shall become a
      --------------------------------
Member on the effective date of his designation as a Member on Schedule 4.01. If a Member's Service is subsequently broken and he is later reemployed as an Executive Employee, he shall resume his membership in the Plan only if he is again designated as a Member by the Employer on an amended Schedule 4.01 and only on the effective date of such new designation.

                                   ARTICLE 5
                                   ---------

                               RETIREMENT DATES
                               ----------------

5.01  Normal Retirement Date.  The Normal Retirement Date of a Member shall be
      ----------------------
the first day of the month coincident with or next following the attainment of Normal Retirement Age.

5.02  Early Retirement Date.  A Member who has reached his sixtieth (60th)
      ---------------------
birthday and completed at least fifteen (15) years of Service may elect an Early Retirement Date, which may be the first day of any month subsequent to such election but prior to his Normal Retirement Date.

5.03  Deferred Retirement Date.  Each Member may retire on his Normal Retirement
      ------------------------
Date. If a Member remains in the employ of the Employer after his Normal Retirement Date, his Deferred Retirement Date shall be the first day of the month coincident with or next following the date of his actual retirement. For clarity, even if benefit payments to the Member commence from the Employee Plan, no benefits shall be paid under this Plan prior to the Member's actual retirement.

                                   ARTICLE 6
                                  ----------

                         AMOUNT OF RETIREMENT BENEFITS
                         -----------------------------

6.01  Normal Retirement Benefit.  The annual Normal Retirement Benefit payable
      -------------------------

to a Member who retires under the Plan on his Normal Retirement Date shall be equal to the excess, if any, of (1) the benefit he would have received pursuant
         ----------------------
to the Normal Retirement Benefit formula of Article 6 of the Employee Plan determined (a) as if such formula took into account (i) his Final Average Earnings and his Annual Earnings as determined pursuant to Article 2 of this Plan (including his minimum Annual Earnings, if any, specified in Schedule 6.01 of the Plan) and (ii) his Credited Service as determined pursuant to Article 3 of this Plan and (b) as if such Benefit were not subject to the limits and restrictions of Sections 6.02 through 6.07 of the Employee Plan (or any comparable successor provisions of such Plan), as amended from time to time, over (2) the benefit he is actually entitled to receive from the Employee Plan.
----

6.02  Early Retirement Benefit.  The amount of Early Retirement Benefit payable
      ------------------------
to a Member who retires on an Early Retirement Date shall be either (a) or (b) below, as determined by the Retirement Committee in its sole discretion after taking into account whatever factors it deems appropriate:

     (a) a deferred retirement benefit, commencing on the Retired Member's Normal Retirement Date, which benefit shall be the amount of Normal Retirement Benefit accrued up to the date his employment terminated, computed in accordance with the provisions of Section 6.03; or

     (b) an immediate retirement benefit, which shall be the amount of Normal Retirement Benefit accrued up to the date that the Retired Member's employment terminated, computed in accordance with the provisions of
     Section 6.03, and then reduced by two-thirds (2/3) of one percent (2/3%) for each of the first thirty-six (36) months that commencement of his benefit precedes Normal Retirement Age and one-third (1/3) of one percent (1/3%) for each of the next twenty-four (24) months that commencement of this benefit precedes his Normal Retirement Date.

6.03  Determination of Accrued Normal Retirement Benefit.  The Normal
      --------------------------------------------------
Retirement Benefit accrued under Section 6.01 at a Member's Early Retirement Date will be determined by first computing the Normal Retirement Benefit the Retired Member would have received under Section 6.01 if he had remained in the Service of the Employer until his Normal Retirement Date, but based on his Final Average Earnings at his Early Retirement Date, and without applying any offset for his accrued benefit under the Employee Plan. The Normal Retirement Benefit so determined then shall be multiplied by a fraction in which the numerator is the number of years of Credited Service the Retired Member completed at his Early Retirement Date and the denominator is the number of years of Credited

Service he would have completed if he had remained in the Service of the Employer until his Normal Retirement Date. Finally, the Normal Retirement Benefit so determined then shall be reduced by the amount of the Retired Member's accrued benefit under the Employee Plan.

6.04  Monthly Benefit.  A Retired Member's monthly retirement benefit shall be
      ---------------
one-twelfth of his annual retirement benefit.

6.05  Deferred Retirement Benefit.  A Member will accrue additional benefits if
      ---------------------------
he remains in the employ of the Employer beyond his Normal Retirement Date. His annual Deferred Retirement Benefit shall be the annual amount computed in accordance with Section 6.01 but based on the Member's Credited Service, Final Average Earnings and Covered Compensation as of his Deferred Retirement Date.

6.06  Reemployment of a Retired Member or Terminated Member.  In the event a
      -----------------------------------------------------
Terminated or Retired Member is reemployed by the Employer at any time, such Member will be notified that any benefits otherwise payable to him during his period of reemployment will be suspended effective from the last payment due him before his reemployment, and shall commence only upon the first day of the month coinciding with or next following the date on which he again retires.

Upon subsequent retirement, if he was again designated as a Member of the Plan, his benefit shall be recomputed under the foregoing provisions of this Article 6, but based upon his Credited Service, Final Average Earnings, and Covered Compensation in effect at the time he subsequently retires; provided, that such benefit shall not be greater than it would have been had all his Service been continuous nor shall such benefit be less than the amount to which he was entitled on the date his Service first terminated, and further provided that upon such subsequent retirement, the benefit shall be offset by the Actuarial Equivalent of benefits previously provided.

6.07  Ad Hoc Post-Retirement Benefit Increases.  Ad hoc post-retirement benefit
      ----------------------------------------
increases granted under the Employee Plan to a Retired or Terminated Member in pay status shall not decrease benefits payable under this Plan except to the extent provided in the following sentence. Benefits payable under this Plan to such a former Member in pay status shall be increased (i) at the same time and by the same percentage as any ad hoc benefit increases that are made effective for the former Member under the Employee Plan and (ii) at the same time and by twice the percentage of any ad hoc benefit increases that would have been made effective for the former Member under the Employee Plan but which could not be so provided to the former Member because of the limitations and restrictions of Sections 6.02 through 6.07 of the Employee Plan (or any comparable successor provisions of such Plan), provided that the doubled-percentage portion of any such benefit increase pursuant to clause (ii) shall continue in effect only so long as and only to the extent that the basic increase continues to be prohibited under the Employee Plan.

                                   ARTICLE 7
                                   ---------

                               FORM OF BENEFITS
                               ----------------

7.01  Form of Retirement Benefit.  Subject to Article 9 and Sections 7.03 and
      --------------------------
10.07 and except as provided in Section 7.02, a Member's form of retirement benefit shall be an income payable on the first day of each calendar month for life, commencing in the month coincident with or next following his retirement date and terminating with the payment preceding his death.

7.02  Spouse Joint and Survivor Annuity.  Subject to Article 9, in lieu of the
      ---------------------------------
life annuity payable under Section 7.01, a Terminated or Retired Member who is married on the date his benefits commence shall receive his retirement benefit in the form of a Spouse Joint and Survivor Annuity as described in Section 7.021.

7.021 The Spouse Joint and Survivor Annuity shall be a reduced benefit payable to the Terminated or Retired Member during his lifetime with provision for one hundred percent (100%) of such reduced benefit to be continued to his spouse for the duration of the spouse's lifetime after the death of the former Member. The reduced benefit payable to the former Member under the Spouse Joint and Survivor Annuity shall be equal to the Actuarial Equivalent of the form of retirement benefit otherwise payable to him pursuant to Section 7.01.

7.03  Lump Sum Benefit upon Change of Control.  A Member whose employment with
      ---------------------------------------
the Employer terminates at or after the occurrence of a Change of Control shall receive the Actuarial Equivalent of his entire accrued benefit under this Plan in one lump sum within one month after his employment terminates. Each Retired or Terminated Member and the surviving spouse of any deceased Member who has any vested accrued benefit under this Plan at the time that a Change of Control occurs shall receive the Actuarial Equivalent of his entire vested accrued benefit in one lump sum within one month after the occurrence of the Change of Control.

                                   ARTICLE 8
                                   ---------

                                DEATH BENEFITS
                                --------------

8.01  Death Before Annuity Starting Date.  There are no benefits payable under
      ----------------------------------
the Plan in the event of the death of a Member before his Annuity Starting Date unless the Member dies after satisfying all of the requirements of either
Section 8.02 or Section 8.04. The surviving spouse of a deceased Member who satisfied the requirements of Section 8.02 (but not of Section 8.04) shall receive the benefit specified in Section 8.03. The surviving spouse of a deceased Member who satisfied the requirements of Section 8.04 shall receive the benefit specified in that Section. Any survivor benefit paid pursuant to Sections 8.03 or 8.04 shall be in the form of the survivor portion of the benefit provided for in Section 7.02, subject to Article 9.

8.02  Eligibility Requirements for Surviving Spouse Benefit in Case of Death
      ----------------------------------------------------------------------
Before Normal Retirement Age.  The surviving spouse of a Member who dies before
----------------------------
attaining his Normal Retirement Age and before his Annuity Starting Date shall receive the benefit specified in Section 8.03 if the Member has fulfilled the following requirements on or before the date of his death:

     (a) he must have been legally married to such spouse throughout the twelve-month period ending on the date of his death and

     (b) unless a Change of Control has occurred on or before the date of his death, he must have completed at least five (5) years of Service.

8.03  Amount of Surviving Spouse Benefit in Case of Death Before Normal
      -----------------------------------------------------------------
Retirement Age.  If a Member dies before his Annuity Starting Date, but after
--------------
satisfying the requirements of Section 8.02 (but not of Section 8.04), his surviving spouse shall receive a surviving spouse benefit equal to (a) or (b), whichever is applicable:

     (a) If the Member dies on or after his sixtieth (60th) birthday but before attaining his Normal Retirement Age, and he had completed the Service requirement for early retirement under Section 5.02, the benefit payable to the spouse shall be the amount which would have been payable if the Member had retired on the first day of the month in which he died (if not already retired), and been eligible to receive a Spouse Joint and Survivor Annuity under Section 7.02, but reduced as described in Sections 6.02 and 6.03 to reflect commencement of the benefit before his Normal Retirement Date. Such benefit shall be payable monthly for the life of the spouse commencing with the first day of the month following the Member's death. If he had not met the Service requirement under Section 5.02, the benefit shall be calculated as described above (but without any reduction under Sections 6.02 and 6.03 for early commencement) and shall commence on what would have been the Member's Normal Retirement Date.

     (b) If the Member dies before his sixtieth (60th) birthday and he had completed the Service requirement under Section 5.02, the benefit payable to the spouse shall be the amount which would have been payable if the Member had terminated his employment on the day he died (if not already terminated), and been eligible to receive a Spouse Joint and Survivor Annuity under Section 7.02 commencing on the first day of the month after his sixtieth (60th) birthday and died immediately thereafter, but reduced as described in Section 10.04 to reflect commencement of the benefit before his Normal Retirement Date. Such Benefit shall be payable monthly for the life of the spouse commencing with the first day of the month following the date which would have been the Member's sixtieth (60th) birthday. If he had not met the Service requirement under Section 5.02, the benefit shall be calculated as described above (but without any reduction under Section
     10.04 for early commencement) and shall commence on what would have been the Member's Normal Retirement Date.

8.04  Surviving Spouse Benefit in Case of Death At or After Normal Retirement
      -----------------------------------------------------------------------
Age.  The surviving spouse of a Member who dies upon or after attaining his
---
Normal Retirement Age but before his Annuity Starting Date shall receive the amount of benefit the spouse would have received if the Member had commenced to receive his benefits in the form of a Spouse Joint and Survivor Annuity under Section 7.02. Such benefit shall be payable monthly for the life of the spouse commencing with the first day of the month following the Member's death.

8.05  Death After Annuity Starting Date.  If a Terminated or Retired Member
      ---------------------------------
dies after benefit payments have commenced, no death benefits shall be paid other than as the survivor portion of a Spouse Joint and Survivor Annuity or, if the Committee has specified an Actuarial Equivalent benefit in lieu of the benefit payable under Article 7, any death benefits payable in accordance with such form of benefit.

                                   ARTICLE 9
                                   ---------

                       ACTUARIALLY EQUIVALENT BENEFITS
                       -------------------------------

9.01  Committee's Authority to Specify Form of Benefit.  Notwithstanding the
      ------------------------------------------------
provisions of Articles 7, 8 or 10, the Retirement Committee shall have the authority (but not the duty) to specify a different form of benefit for a Member or for a deceased Member's surviving spouse in lieu of the applicable form provided for in Sections 7.01 or 7.02. Any such exercise of authority and any such Specified Form shall be subject to the provisions of this Article.

9.02  Actuarial Equivalency Requirement.  Any Specified Form must be the
      ---------------------------------
Actuarial Equivalent of the applicable form provided for in Sections 7.01 or 7.02.

9.03  Permitted Forms of Benefits.  Any Specified Form must be a form of
      ---------------------------
benefits permitted to the Member or his surviving spouse (as the case may be) for payment of the applicable benefit from the Employee Plan at the time that the benefit commences under this Plan; provided that (except as required pursuant to Sections 7.03 or 11.02 of this Plan) no Specified Form may be paid in a lump sum.

9.04  Latest Date for Specifying Form of Benefits.  The Committee may specify a
      -------------------------------------------
Specified Form (and may revoke such a Specified Form, with or without specifying a new Specified Form) at any time and from time to time before the Annuity Starting Date.

9.05  Discretionary Authority.  The Committee's discretion to specify or not
      -----------------------
specify a Specified Form or to revoke or not revoke a Specified Form (with or without specifying a new Specified Form) shall be absolute. In exercising its discretion to consider specifying or revoking a Specified Form, the Committee is authorized to take into account whatever factors the Committee deems appropriate.

                                  ARTICLE 10
                                  ----------

                            TERMINATION OF SERVICE
                            ----------------------

10.01  No Vesting.  A Member whose Service terminates before the Member attains
       ----------
Normal Retirement Age shall be entitled to no benefits under this Plan except as provided for in Sections 5.02 and 6.02 (in case of early retirement), Sections
8.02 and 8.03 (in case of death) or Section 10.02 (in case of other termination of Service).

10.02  Vested Benefits.  If a Member's Service terminates for any reason other
       ---------------
than death or retirement and at the time his Service terminates the Member is entitled to a vested, accrued benefit under the Employee Plan or at or prior to
                                                              --
such time a Change of Control has occurred, then subject to Sections 7.03, 10.04 and 10.07 he shall be entitled to a deferred vested benefit under this Plan, commencing at his Normal Retirement Date. Such benefit shall be equal to his accrued Normal Retirement Benefit at the date his Service terminates and shall be payable in the form provided for in Sections 7.01 or 7.02, as applicable, subject to Article 9.

10.03  Determination of Accrued Normal Retirement Benefits.  The Normal
       ---------------------------------------------------
Retirement Benefit accrued under Section 6.01 at the date a Member's Service terminates will be determined by first computing the Normal Retirement Benefit the Terminated Member would have received under Section 6.01 if he had remained in the Service of the

Employer until his Normal Retirement Date, but based on his Final Average Earnings at the date his Service terminated, and without applying any offset for his accrued benefit under the Employee Plan. The Normal Retirement Benefit so determined then shall be multiplied by a fraction in which the numerator is the number of years of Credited Service the Terminated Member completed as of the date his Service terminated and the denominator is the number of years of Credited Service he would have completed if he had remained in the Service of the Employer until his Normal Retirement Date. Finally, the Normal Retirement Benefit so determined then shall be reduced by the amount of the Terminated Member's accrued benefit under the Employee Plan.

10.04  Early Commencement of Vested Benefit.  A Terminated Member who is
       ------------------------------------
entitled to receive a retirement benefit under the provisions of this Article 10 may request to have his benefit commence at any time after he reaches his sixtieth (60th) birthday, provided that he had completed at least fifteen (15) years of Service as of the date his Service terminated. Any such request shall be made to the Retirement Committee in accordance with Section 10.05 and shall be approved by the Committee only if the Committee determines that such an early commencement of benefits is essential to the welfare of the Terminated Member and his dependents, if any. If the Committee approves the Member's request, his benefit shall be an amount equal to the benefit he would have received at his Normal Retirement Date, reduced by 2/3 of one percent (2/3%) for each of the first thirty-six (36) months that commencement of his benefit precedes his Normal Retirement Date and 1/3 of one percent (1/3%) for each of the next twenty-four (24) months that commencement of this benefit precedes his Normal Retirement Date.

10.05  Application for Benefit.  In order to receive an early commencement of
       -----------------------
benefits under this Article 10, a Terminated Member must make written application therefor to the Retirement Committee. Such application shall state in detail the financial circumstances of the Terminated Member and his dependents, if any, which make early commencement of benefits under this Plan essential to the welfare of the Terminated Member and any such dependents. The application shall also comply with any rules established by the Committee. No benefits shall be payable for any period prior to the first day of the month next following the month the Retirement Committee receives such application.

10.06  Amendment of Vesting Provisions.  No amendment made to the Plan shall
       -------------------------------
reduce a Member's vested, accrued benefit under the Plan. However, an amendment may increase the Service required and impose or change any other requirements or conditions that a Member must meet in order to become vested or further vested in any accrued benefit not already fully vested as of the date the amendment is adopted.

10.07  Forfeiture of Vested Benefits.  Notwithstanding any other provisions of
       -----------------------------
this Plan, any Member or Retired, Terminated or deceased Member shall forfeit all accrued benefits under this Plan (whether or not such benefits were previously vested or are in pay status), and any such benefits in pay status shall immediately and permanently cease (and the Employer shall have no further obligation under this Plan to such individual or to his spouse or dependents or anyone claiming through him or them) if prior to the occurrence of any Change of Control the Employer reasonably determines that the individual is violating or has violated in a material manner any non-competition or confidentiality agreement to which the individual is or was subject, and the Employer so notifies the Retirement Committee.

                                  ARTICLE 11
                                  ----------

                              PAYMENT OF BENEFITS
                              -------------------

11.01  Commencement, Suspension and Termination of Benefit Payments.
       ------------------------------------------------------------

     (a)  Payment of retirement benefits shall commence as provided in Sections
     6.02 or 7.01, as applicable, subject to acceleration as provided in Section 7.03.

     (b) Payment of death benefits shall commence as provided in Sections 8.03 or 8.04, as applicable, subject to acceleration as provided in Section 7.03.

     (c)  Payment of termination benefits shall commence as provided in Sections
     10.02 or 10.04, as applicable, subject to acceleration as provided in
     Section 7.03.

     (d) Subject to suspension as provided in Section 6.06 or forfeiture as provided in Section 10.07, all benefits shall continue in pay status until the Retired, Terminated or deceased Member's vested, accrued benefit under this Plan has been paid in full.

11.02  Actuarially Equivalent Payment of Small Amounts.  In the event that the
       -----------------------------------------------
present value of a Terminated or Retired Member's Normal Retirement Benefit which is in pay status pursuant to

Articles 7, 8 or 10 does not exceed $3,500 (as determined in accordance with Section 2.01), the Plan Administrator shall distribute such benefit in one lump sum as soon as is administratively feasible.

11.03  Facility of Payments.  In the event that the Committee shall determine
       --------------------
that any person to whom a benefit is payable under the Plan is unable to care for his affairs because of illness or accident, or is otherwise mentally or physically incompetent, or unable to give a valid receipt, the Committee may cause the payment becoming due to be paid to the Member's spouse, child, grandchild, parent, brother or sister, or any appropriate individual appointed by the Court, or to any person deemed by the Committee to have incurred expense for such person otherwise entitled to payment.

11.04  Spendthrift.  Subject to applicable law, no benefit payable under the
       -----------
Plan shall be subject in any manner to alienation, anticipation, sale, transfer, assignment (either at law or in equity), pledge, attachment, garnishment, levy, execution, encumbrance of any kind, or other legal or equitable process, and no benefit and no Trust established in connection with the Plan shall be subject in any manner to the debts or liabilities of any person entitled to such benefit.

11.05  Obligations to Withhold and Pay Taxes.  Each Member or other recipient
       -------------------------------------
of benefits under the Plan shall be liable for all tax obligations, if any, with respect to any sum received pursuant to the Plan and for accurately reporting and paying in full all such taxes to the appropriate federal, state and local authorities. The Employer shall have the right to deduct and withhold from any payment due under the Plan or from other amounts owed to the Member all withholding taxes and other amounts required by law or as necessary to set off amounts owed by the Member to the Employer.

                                  ARTICLE 12
                                  ----------

                                 CONTRIBUTIONS
                                 -------------

12.01  Employer Contributions.  The Employer may contribute (and, after the
       ----------------------
occurrence of a Change of Control, the Employer shall contribute) from time to time such amounts as will effectuate and maintain the Plan on a sound actuarial basis. While the Employer has every intention to fund the benefits under the Plan, the Employer shall have no legal obligation to do so unless and until a Change of Control occurs.

12.02  Member's Contributions.  No contributions will be permitted by a Member.
       ----------------------

12.03  Forfeitures.  Any amounts forfeited by a Member or former Member shall
       -----------
be used to reduce the Employer's cost of the Plan and not to increase the benefits of other Members. To the extent provided in the Trust Agreement, all forfeited amounts held in the Trust Fund shall be returned to the Employer.

                                  ARTICLE 13
                                  ----------
                                TRUST AGREEMENT
                                ---------------

13.01  Trust Fund.  As a part of this Plan, the Employer will enter into a Trust
       ----------
Agreement with a trustee under which the Trustee shall receive the contributions of the Employer to the Trust Fund. The Trustee shall hold, invest and distribute the Trust Fund in accordance with the terms and provisions of the Plan and of the Trust Agreement. Subject to the terms of the Trust Agreement, the Employer shall have the right to replace the Trustee (and any successor Trustee) with a successor Trustee.

13.02  Priority of Claims on Assets of the Fund.  The contributions of the
       ----------------------------------------
Employer to the Trust Fund shall be for the benefit of Members and former Members and their surviving spouses and no part of the Trust Fund shall revert to the Employer except as provided in the Trust Agreement from time to time.

                                  ARTICLE 14
                                  ----------

                          ADMINISTRATION OF THE PLAN
                          --------------------------

14.01  Plan Administrator.  The Plan shall be administered by a Committee of at
       ------------------
least three (3) members appointed by the Board of Directors to act as Plan Administrator, and shall be the committee serving from time to time as the Retirement Committee of the Pension Plan for Employees of New England Business Service, Inc. unless a different appointment is then in effect under this Plan. Each member shall serve at the pleasure of the Board of Directors. No Member of the Plan shall become (or remain) a member of the Committee.

14.02  Rules.  The Committee from time to time may establish rules for the
       -----
administration of the Plan and the transaction of the Plan's business. The Committee shall make all determinations of fact arising under the Plan, including all determinations relating to eligibility and benefits. The Committee shall have exclusive responsibility and discretion to interpret all provisions of the Plan. In making any such rule, determination of fact or interpretation, the Committee shall pursue uniform policies and shall not discriminate in favor of, or against, any Executive Employee or Member.

14.03  Delegation of Ministerial Duties.  The Committee by a writing signed by a
       --------------------------------
majority of its members, may delegate to any member or members of the Committee or to any Employee or Employees of the Employer or to any agents or independent contractors, severally or jointly, the authority to perform any ministerial or routine act in connection with the administration of the Plan.

14.04  Notice to Employees.  The Committee may cause to be furnished to each
       -------------------
Employee a written summary of the Plan and any amendment thereto. Such summary may include the names of the members of the Committee, and the Trustee, and may set forth the Employee's rights and duties with respect to the benefits available to him under the Plan. Any decisions of the Committee respecting an Employee's right to become a Member of the Plan or the right of a Member to benefits shall be delivered to the Employee or Member in writing.

14.05  Consultations and Reliance.  The Committee shall engage a qualified
       --------------------------
Actuary who shall perform such duties as may from time to time be requested by the Committee. The Committee, upon advice of the Actuary, shall recommend the rates of contribution payable under the Plan. The Committee may retain or employ such legal, medical, accounting and clerical assistance as it deems expedient in carrying out the provisions of the Plan.

14.06  Claims Procedure.  If any person claiming benefits under the Plan is
       ----------------
denied benefits by the Committee, no later than ninety (90) days after the receipt of his claim by the Committee, he shall be furnished with a written notification from the Committee stating:

     (a)  the specific reason(s) for the denial;

     (b) specific references to pertinent Plan provisions on which the denial is based ;

     (c) a description of any additional material or information necessary for the claimant to perfect his claim and the reason why such material or information is necessary; and

     (d)  the procedure for submitting his claim for review.

After denial of his claim, a claimant shall be entitled to review pertinent documents and to submit to the Committee in writing any issues or comments he may have regarding his claim for benefits under the Plan. If the claimant cannot settle his dispute with a representative of the Committee, he may request a review of his claim by the Committee. Such request must be made by the claimant in writing within sixty (60) days after receipt of notice that his claim has been rejected by the Committee. Within sixty (60) days after filing such request the claimant, at the discretion of the Committee, may be granted a hearing before the full Committee. The Committee shall advise the claimant in writing of the disposition of his appeal within sixty (60) days (or one-hundred-twenty days (120) in the event a hearing is granted) after the request for a review of the claim is first received by the Committee, and shall give specific reasons for its decision and specific references to the pertinent Plan provisions on which the decision is based.

14.07  Arbitration.  Any dispute between any person claiming benefits or any
       -----------
other rights under the Plan and the Employer as to the interpretation or application of the provisions of the Plan and amounts payable hereunder that is not finally resolved under the claims procedure in Section 14.06 shall be determined exclusively by binding arbitration in the Commonwealth of Massachusetts in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court of competent jurisdiction. All fees and expenses of such arbitration shall be paid as determined by the arbitrator.

14.08  Reports to Board of Directors.  The Committee shall submit annually to
       -----------------------------
the Board of Directors of the Employer a Report showing in reasonable summary the financial condition of the Trust Fund and giving a brief account of the operation of the Plan for the past year and any further information which the Board of Directors may require.

14.09  Government Reports.  The Committee shall submit in a timely manner to the
       ------------------
proper agency any reports and statements required by applicable law for the Plan.

14.10  Conclusiveness of Reports.  The members of the Committee and the Employer
       -------------------------
and its officers and directors shall be entitled to rely upon all tables, valuations, certificates and reports furnished by the Actuary, upon all certificates and reports made by an accountant selected by the Committee and upon all opinions given by legal counsel selected by the Committee and reports provided by investment advisors.

14.11  Expenses of the Plan.  To the extent provided for in the Trust Agreement,
       --------------------
the Employer shall pay all fees and expenses incurred in administering the Plan, including those necessary for the administration of the Trust Fund, and all taxes imposed on the Trust Fund. The Employer otherwise shall have the discretion, but not the obligation, to pay any fees, expenses or taxes that could be paid from the Trust Fund pursuant to the Trust Agreement.

14.12  Indemnification.  The Employer shall indemnify and save harmless each
       ---------------
Committee member from, against, for and in respect of any and all damages, losses, obligations, liabilities, liens, deficiencies, attorney's fees, costs and expenses incident to the performance of such person's duties as a Committee member unless resulting from the gross negligence, willful misconduct, or lack of good faith of such individual. Such indemnification shall apply to any such individual even though at the time liability is imposed on the individual he is no longer a Committee member.

                                  ARTICLE 15
                                  ----------

                   AMENDMENTS TO OR TERMINATION OF THE PLAN
                   ----------------------------------------

15.01  Rights of Employer to Amend or Terminate.  The Employer reserves the
       ----------------------------------------
right to terminate its contributions or to modify, amend or terminate the Plan in whole or in part at any time and from time to time by an instrument in writing pursuant to authority of a vote of the Board of Directors; provided, however, that the Plan shall not be amended in such manner as would reduce any Member's or former or deceased Member's vested, accrued benefit as of the date the amendment is adopted or would divert any part of the Trust Fund attributable to such Member's or former or deceased Member's benefit in a manner inconsistent with the provisions of the Trust Agreement, prior to the satisfaction of all vested, accrued liabilities under the Plan with respect to such Member or former or deceased Member; and provided further that on or after the date a Change of Control has occurred the Employer shall not terminate the Plan or the Employer's contributions to the Trust Fund or modify or amend the Plan in any manner with respect to any Member or former Member (or the surviving spouse of any deceased Member) who was a Member at any time on or prior to such date without the express written consent of the person who would be affected by such termination or change.

15.02  Termination of Plan.  In the event that the Employer shall terminate the
       -------------------
Plan, in whole or in part, the rights of nonvested Members to benefits accrued under the Plan as of the date of such termination shall remain unvested unless the Plan is specifically amended to provide for additional partial or full vesting. In no event shall any person have recourse against the Employer for any reason upon termination of the Plan other than for non-payment of vested, accrued benefits from the Trust Fund.

15.03  Distribution Media.  If the Plan is terminated, distribution of vested,
       ------------------
accrued benefits may be accomplished through:

     (a)  the continuance of the Trust Fund or Trust Funds; or

     (b)  group contracts or individual annuity contracts; or

     (c)  cash; or

     (d)  any combination of the foregoing.

                                  ARTICLE 16
                                  ----------

                                 MISCELLANEOUS
                                 -------------

16.01  Applicable Law.  Except to the extent pre-empted by federal law, this
       --------------
Plan and the Trust Agreement shall be governed by and construed in accordance with the internal substantive law of the Commonwealth of Massachusetts, without application of its conflicts-of-laws rules.

16.02  Non-Duplication of Benefits.  No benefits shall be payable under this
       ---------------------------
Plan for any period of Service for which an Employee is receiving benefits under any other supplemental defined-benefit type of retirement plan to which the Employer contributes on his behalf.

16.03  Authority of the Board of Directors.  Notwithstanding any other provision
       -----------------------------------
of this Plan, the Board of Directors shall have the authority (but not the duty) in its sole discretion to establish special provisions, rights or requirements regarding the Service, Credited Service, Compensation, benefits and like matters for any one or more Executive Employees. No such special provisions, rights or requirements established by the Board of Directors need be uniform among Executive Employees or apply to more than one or all Executive Employees.

16.04  Headings.  The headings of the Plan are inserted for convenience of
       --------
reference only and shall have no effect upon the meaning of the provisions hereof.

                                 SCHEDULE 4.01
                      TO THE SUPPLEMENTAL RETIREMENT PLAN
                          FOR EXECUTIVE EMPLOYEES OF
                      NEW ENGLAND BUSINESS SERVICE, INC.
                    (Schedule Effective as of July 1, 1991)
                    ---------------------------------------

                                     EFFECTIVE DATE
     MEMBERS                         OF MEMBERSHIP
     -------                         --------------

     Richard H. Rhoads               July 1, 1991

                                 SCHEDULE 6.01
                      TO THE SUPPLEMENTAL RETIREMENT PLAN
                          FOR EXECUTIVE EMPLOYEES OF
                      NEW ENGLAND BUSINESS SERVICE, INC.
                    (Schedule Effective as of July 1, 1991)
                    ---------------------------------------

                                     DEEMED MINIMUM
     MEMBER                          ANNUAL EARNINGS
     ------                          ---------------

                                  Calendar
                                    Year          Amount
                                  --------        ------

     Richard H. Rhoads            1988            $265,000
                                  1989             275,000
                                  1990             294,000
                                  1991             294,000
                                  1992 and
                                   thereafter      250,000

             SUPPLEMENTAL RETIREMENT PLAN FOR EXECUTIVE EMPLOYEES
                     OF NEW ENGLAND BUSINESS SERVICE, INC.

                              Adoption Agreement
                              ------------------

                         Effective as of July 1, 1991

    This Adoption Agreement, executed on July 24, 1992, pursuant to resolutions adopted by the Board of Directors of New England Business Service, Inc., a

Delaware corporation (the "Company").




                               WITNESSETH THAT:


    WHEREAS, the Company is adopting the Supplemental Retirement Plan for

Executive Employees of New England Business Service, Inc. (the "Plan") effective

July 1, 1991,

    NOW, THEREFORE, the Company hereby adopts the Plan and embodies it in the instrument attached hereto as Exhibit A.

    IN WITNESS WHEREOF, the Company has adopted the Plan and has caused this instrument to be executed by its duly authorized officer as of the above date.




                                                   NEW ENGLAND BUSINESS
                                                    SERVICE, INC.


                                                   By:/s/[signature illegible]
                                                      ------------------------
                                                      Title: President, CEO

                      NEW ENGLAND BUSINESS SERVICE, INC.

              FIRST AMENDMENT TO THE SUPPLEMENTAL RETIREMENT PLAN
         FOR EXECUTIVE EMPLOYEES OF NEW ENGLAND BUSINESS SERVICE, INC.

     This First Amendment to the Supplemental Retirement Plan for Executive Employees of New England Business Service, Inc. (the "Plan") is made effective as of June 24, 1994, by New England Business Service, Inc. (the "Employer"). In accordance with Article 15, the Employer hereby amends the Plan as follows:

     1. Section 10.07 of Article 10 is amended by designating all of the existing Section 10.07 (except the existing caption thereto) as subsection
10.071 to Section 10.7 and inserting the following caption on subsection 10.071:
"10.071 Mandatory Forfeitures."
        ---------------------

     2. Section 10.07 of Article 10 is further amended by adding a new subsection 10.072 after the existing subsection 10.071:


     10.072 Discretionary Forfeitures.  Notwithstanding any other provisions of
            -------------------------
     this Plan, at any time while all of the following conditions are met with
                                  ---
     respect to any Member or Terminated Member, the Employer shall have the right in its sole discretion to reduce or eliminate the Member's or Terminated Member's accrued benefits under this Plan for any reason whatsoever:

     (a) The Member or Terminated Member was designated to participate in the Plan at any time after December 31, 1993 and

     (b) no Change of Control has occurred at any time prior to or simultaneously with the benefit reduction or elimination and

     (c) at the time of the benefit reduction or elimination, the Member either
     (i) is still in Service to the Employer or (ii) has terminated Service (for any reason other than retirement at or after attaining Normal Retirement Age or death) and is not actually receiving benefits under the Plan.

     Except as specifically amended hereby, the Plan is hereby reaffirmed in all respects.

     Signed as a sealed Massachusetts instrument effective as of the date stated above.

                                  NEW ENGLAND BUSINESS SERVICE, INC.


                                  BY: /s/ William C. Lowe
                                         --------------------------------


                                  TITLE: President
                                         --------------------------------


                                  DATE: July 22, 1994
                                        ---------------------------------

                                      -2-